Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 24, 2018, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Accuray Incorporated on Form 10-K for the year ended June 30, 2018. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Accuray Incorporated on Form S-8 (File No. 333-224547, Effective April 30, 2018, File No. 333-220698, Effective September 28, 2017, File No. 333-214833, Effective November 30, 2016, File No. 333-213295, Effective August 24, 2016, File No. 333-207865, Effective November 6, 2015, File No. 333-199997, Effective November 7, 2014, File No. 333-174952, Effective June 17, 2011, File No. 333-169139, Effective September 1, 2010, File No. 333-166606, Effective May 6, 2010, File No. 333-157120, Effective February 5, 2009 and File Nos. 333-141194, 333-141195 and 333-141197, Effective March 9, 2007).

/s/ GRANT THORNTON LLP

San Jose, California

August 24, 2018